Exhibit 10.3

NS GROUP, INC. NON-EMPLOYEE DIRECTOR EQUITY PLAN
(Amended and Restated Effective February 17, 2005)
NONQUALIFIED STOCK OPTION AGREEMENT

     This Agreement (the “Agreement”) is made as of , 20___(the “Date of Grant”) by and between NS Group, Inc., a Kentucky corporation (the “Company”) and ___(the “Non-Employee Director”).

     1. Grant of Option Right. Subject to and upon the terms, conditions and restrictions set forth in this Agreement and in the NS Group, Inc. Non-Employee Director Equity Plan (the “Plan”), the Company hereby grants to the Non-Employee Director as of the Date of Grant an option (the “Option Right”) to purchase ___Common Shares, at the price of ___per share (the “Option Price”). This Option Right is intended to be a nonqualified stock option and shall not be treated as an “incentive stock option” within the meaning of that term under Section 422 of the Code.

     2. Exercise of Option Right.

          (a) Unless and until terminated as hereinafter provided, and only for so long as the Non-Employee Director continuously serves on the Board, the Option Right will become exercisable to the extent of one-third of the Common Shares specified in Section 1, as follows:

               (i) The first installment shall vest on the earlier of (i) the first anniversary of the Date of Grant or (ii) the annual meeting of the Company’s shareholders that occurs in the year following the year in which the Date of Grant occurs;

               (ii) The second installment shall vest on the earlier of (i) the second anniversary of the Date of Grant or (ii) the annual meeting of the Company’s shareholders that occurs in the second year following the year in which the Date of Grant occurs; and

               (iii) The third installment shall vest on the earlier of (i) the third anniversary of the Date of Grant or (ii) the annual meeting of the Company’s shareholders that occurs in the third year following the year in which the Date of Grant occurs.

          (b) Notwithstanding the provisions of Section 2(a), the Option Right will become immediately exercisable in full if, prior to the date the Option Right becomes fully exercisable pursuant to Section 2(a), and while the Non-Employee Director serves on the Board, (i) the Non-Employee Director dies, or (ii) a Change in Control occurs.

          (c) To the extent that the Option Right becomes exercisable in accordance with this Section 2, it may be exercised in whole or in part from time to time by written notice to the Company stating the number of Common Shares for which the Option Right is being exercised and the intended manner of payment.

     3. Forfeiture of Option Right. The Option Right shall be forfeited (to the extent it has not become exercisable pursuant to Section 2) if the Non-Employee Director ceases to continuously serve on the Board.

     4. Payment of Option Price. The Option Price is payable (a) in cash or by certified or cashier’s check or other cash equivalent acceptable to the Company payable to the order of the Company, (b) with the Board’s approval, by surrender of Common Shares (including by attestation)

Exhibit 10.3

NS GROUP, INC. NON-EMPLOYEE DIRECTOR EQUITY PLAN
(Amended and Restated Effective February 17, 2005)
NONQUALIFIED STOCK OPTION AGREEMENT

owned by the Non-Employee Director, or (c) by a combination of surrender of Common Shares, and cash or certified or cashier’s check.

     5. Term of Option Right. The Option Right will terminate on the earliest of the following dates:

          (a) Two years after the Non-Employee Director ceases to serve on the Board as a result of his death or Retirement;

          (b) Ninety days after the Non-Employee Director ceases to serve on the Board for any reason other than as described in Section 5(a); or

          (c) Ten years from the Date of Grant.

          Notwithstanding anything contained in this Section 5 to the contrary, in the event of a Change in Control, the Option Right will terminate on the earliest of the following dates: (i) five years after the Change in Control or (ii) ten years from the Date of Grant.

     6. Issuance of Common Shares. Subject to the terms and conditions of this Agreement, Common Shares shall be issuable to the Non-Employee Director as soon as administratively practicable following the date the Non-Employee Director exercises the Option Right in accordance with Section 2 hereof and makes full payment to the Company of the Option Price. The Non-Employee Director shall not possess any incidents of ownership (including, without limitation, dividend and voting rights) in the Common Shares until such Common Shares have been issued to the Non-Employee Director in accordance with this Section 6.

     7. Transferability. Except with the consent of the Board, the Option Right may not be sold, exchanged, assigned, transferred, pledged, encumbered or otherwise disposed of by the Non-Employee Director; provided, however, that the Non-Employee Director’s rights with respect to such Option Right may be transferred by will or pursuant to the laws of descent and distribution. Any purported transfer or encumbrance in violation of the provisions of this Section 7 shall be void, and the other party to any such purported transaction shall not obtain any rights to or interest in such Option Right. The Option Right may be exercised, during the lifetime of the Non-Employee Director, only by the Non-Employee Director, or in the event of his legal incapacity, by his guardian or legal representative acting on behalf of the Non-Employee Director in a fiduciary capacity under state law and court supervision.

     8. No Service Contract. Nothing contained in this Agreement shall confer upon the Non-Employee Director any right with respect to continuance of service on the Board, nor limit or affect in any manner the right of the Company or its shareholders to terminate the service or adjust the compensation of the Non-Employee Director.

     9. Taxes and Withholding. To the extent that the Company shall be required to withhold any federal, state, local or other taxes in connection with Common Shares obtained upon the exercise of the Option Right, it shall be a condition to the issuance of such Common Shares that the Non-Employee Director shall pay such taxes or make provisions that are satisfactory to the Company for the

Exhibit 10.3

NS GROUP, INC. NON-EMPLOYEE DIRECTOR EQUITY PLAN
(Amended and Restated Effective February 17, 2005)
NONQUALIFIED STOCK OPTION AGREEMENT

payment thereof. The Non-Employee Director may elect to satisfy all or any part of any such withholding obligation by surrendering to the Company a portion of the Common Shares that are issued or transferred to the Non-Employee Director upon the exercise of the Option Right, and the Common Shares so surrendered by the Non-Employee Director shall be credited against any such withholding obligation at the Market Value per Share of such shares on the date of such surrender.

     10. Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal and state securities laws and listing requirements of the New York Stock Exchange or any national securities exchange; provided, however, notwithstanding any other provision of this Agreement, the Company will not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law or listing requirement.

     11. Adjustments. The Board may make or provide for such adjustments in the Option Price and in the number and kind of shares of stock covered by this Agreement, as the Board, in its sole discretion, exercised in good faith, may determine is equitably required to prevent dilution or enlargement of the Non-Employee Director’s rights that otherwise would result from (a) any stock dividend, stock split, combination of shares, recapitalization, or other change in the capital structure of the Company, (b) any merger, consolidation, spin-off, split-off, spin-out, split-up, reorganization, partial or complete liquidation, or other distribution of assets (including, without limitation, a special or large non-recurring dividend) or issuance of rights or warrants to purchase securities, or (c) any other corporate transaction or event having an effect similar to any of the foregoing. In the event of any such transaction or event, the Board, in its discretion, may provide in substitution for the Common Shares such alternative consideration as it may determine to be equitable in the circumstances and may require in connection therewith the surrender of the Common Shares.

     12. Availability of Common Shares. The Company shall at all times until the expiration or forfeiture of the Option Right reserve and keep available, either in its treasury or out of its authorized but unissued Common Shares, the full number of Common Shares deliverable upon the exercise of the Option Right awarded under this Agreement.

     13. Amendments. Subject to the terms of the Plan, the Board may modify this Agreement upon written notice to the Non-Employee Director. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto. Notwithstanding the foregoing, no amendment of the Plan or this Agreement shall adversely affect the rights of the Non-Employee Director under this Agreement without the Non-Employee Director’s consent.

     14. Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.

     15. Relation to Plan. The Option Right granted under this Agreement and all the terms and conditions hereof are subject to the terms and conditions of the Plan. This Agreement and the Plan contain the entire agreement and understanding of the parties with respect to the subject matter

Exhibit 10.3

NS GROUP, INC. NON-EMPLOYEE DIRECTOR EQUITY PLAN
(Amended and Restated Effective February 17, 2005)
NONQUALIFIED STOCK OPTION AGREEMENT

contained in this Agreement, and supersede all prior written or oral communications, representations and negotiations in respect thereto. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. Capitalized terms used herein without definition shall have the meanings assigned to them in the Plan. The Board acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant or exercise of the Option Right.

     16. Successors and Assigns. Without limiting Section 7 hereof, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the successors, administrators, heirs, legal representatives and assigns of the Non-Employee Director, and the successors and assigns of the Company.

     17. Governing Law. The interpretation, performance, and enforcement of this Agreement shall be governed by the laws of the Commonwealth of Kentucky, without giving effect to the principles of conflict of laws thereof.

     18. Notices. Any notice to the Company provided for herein shall be in writing to the Company and any notice to the Non-Employee Director shall be addressed to the Non-Employee Director at his or her address on file with the Company. Except as otherwise provided herein, any written notice shall be deemed to be duly given if and when delivered personally or deposited in the United States mail, first class certified or registered mail, postage and fees prepaid, return receipt requested, and addressed as aforesaid. Any party may change the address to which notices are to be given hereunder by written notice to the other party as herein specified (provided that for this purpose any mailed notice shall be deemed given on the third business day following deposit of the same in the United States mail).

     IN WITNESS WHEREOF, the Company has caused this Agreement to be executed on its behalf by its duly authorized officer and the Non-Employee Director has also executed this Agreement in duplicate, as of the day and year first above written.

NS GROUP, INC.
By:	_____________________________________
Name:
Title:

     The undersigned hereby acknowledges receipt of an executed original of this Agreement and accepts the award of the Option Right granted thereunder on the terms and conditions set forth herein and in the Plan.

Non-Employee Director

Exhibit 10.3

NS GROUP, INC. NON-EMPLOYEE DIRECTOR EQUITY PLAN
(Amended and Restated Effective February 17, 2005)
NONQUALIFIED STOCK OPTION AGREEMENT

Date: